EXHIBIT 23(a)






                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Columbus Energy Corp. on Form S-8 (File Nos. 33- 63336, 33-93156 and 33-25743) of our report dated February 10, 1999, on our audits of the consolidated financial statements of Columbus Energy Corp. as of November 30, 1998 and 1997, and for the years ended November 30, 1998, 1997, and 1996, which report is included in this Annual Report on Form 10-K.







PricewaterhouseCoopers LLP
Denver, Colorado
February 10, 1999